UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 18, 2007

ACORN FACTOR, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4 West Rockland Road, Montchanin, DE 19710
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (302) 656-1708

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 18, 2007, Mizrahi Bank issued certain financial and performance guarantees in support of obligations of dsIT Solutions Ltd., a subsidiary of Acorn Factor, Inc., under a purchase order from the Israeli Ministry of Defense for a sonar and underwater acoustics system (the “dsIT Guarantees”). Acorn Factor, Inc., as guarantor, has issued a Deed of Guarantee to Mizrahi Bank, under which Acorn Factor pledged monies in an account with Mizrahi Bank in an amount up to $2,500,000 (the “Guarantee Funds”). The Deed of Guarantee was issued in order to secure the dsIT Guarantees. Mizrahi Bank will be entitled to draw from the Guarantee Funds as reimbursement in the event that it is required to pay any amounts under the dsIT Guarantees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 22nd day of October 2007.

ACORN FACTOR, INC.

By: /s/ Sheldon Krause
Name: Sheldon Krause
Title: Secretary and General Counsel